EXHIBIT 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER OF STONY HILL CORP.

In connection with the accompanying Quarterly Report on Form 10-Q of Stony Hill Corp. for the quarter ended December 31, 2016, the undersigned, John Brady, Secretary of Stony Hill Corp., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Quarterly Report on Form 10-Q for the quarter ended December 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in such Quarterly Report on Form 10-Q for the quarter ended December 31, 2016 fairly presents, in all material respects, the financial condition and results of operations of Stony Hill Corp.

Date: February 15, 2017	By:	/s/ John Brady
Secretary
(principal executive officer, principal accounting officer and principal financial officer)